SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549



                                FORM 8-K
                             CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  May 16, 1997


                    DIME COMMUNITY BANCORP, INC.
            (Exact name of registrant as specified in its charter)



   Delaware                    0-27782                       11-3297463
(State or other         (Commission File Number)           (IRS Employer
 jurisdiction of                                         Identification No.)
 incorporation)

      209 Havemeyer Street, Brooklyn, New York                 11211
      (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:          (718) 782-6200


                              Not Applicable
        (Former name or former address, if changed since last report)


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ITEM 5.       OTHER EVENTS.

     On May 16, 1997, a director of Dime Community Bancorp, Inc. (the "Company"), James M. Fox, died. Mr. Fox, age 59, had served as a Director of the Company since its formation in December, 1995, and a Trustee or Director of the Company's wholly-owned subsidiary, The Dime Savings Bank of Williamsburgh, since January, 1994. Mr. Fox served as an Executive Vice President at Mutual of America Life Insurance Company, in the internal audits and real estate management departments. Prior to this, Mr. Fox served as the Director of the New York Unit of the United States Federal Bureau of Investigation in New York City, and was responsible for all investigative and administrative operations of the New York unit of the Federal Bureau of Investigation.

     The Company has not yet decided whether a replacement for Mr. Fox will be named to the Board of Directors or whether the Company will reduce the size of the Board of Directors to eliminate the vacancy created by Mr. Fox's death.

                                SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      DIME COMMUNITY BANCORP, INC.


                                      BY: /s/ Kenneth J. Mahon
                                          Kenneth J. Mahon
                                           Executive Vice President,
                                            Chief Financial Officer
                                             and Secretary

Dated: May 27, 1997